Exhibit 23.3

Consent of Independent Petroleum Engineers

The Board of Directors

Petroleum Development Corporation

We consent to the use of our reserve reports included in the Form 10-K annual report for the year ended December 31, 2005, of Petroleum Development Corporation which is incorporated herein by reference.

/s/ Wright & Company

Wright & Company, Inc.

Nashville, Tennessee

October 5, 2006